UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

The Carlyle Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW

Washington, DC 20004-2505

(Address of Principal Executive Offices, Including Zip Code)

(202) 729-5626

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market
4.625% Subordinated Notes due 2061 of Carlyle Finance L.L.C.	CGABL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2025, The Carlyle Group Inc. (the “Issuer”) and Carlyle Holdings I L.P., Carlyle Holdings II L.L.C., CG Subsidiary Holdings L.L.C. and Carlyle Holdings III L.P., each indirect subsidiaries of the Issuer (the “Guarantors”), entered into a senior notes indenture, dated September 19, 2025 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated September 19, 2025 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the issuance by the Issuer of $800,000,000 aggregate principal amount of 5.050% Senior Notes due 2035 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended, by a shelf registration statement on Form S-3ASR (Registration No. 333-270745), as amended by the post-effective amendment no. 1 thereto (as amended, the “Registration Statement”).

The Notes bear interest at a rate of 5.050% per annum accruing from September 19, 2025. Interest is payable semiannually on March 19 and September 19 of each year, commencing on March 19, 2026. The Notes will mature on September 19, 2035, unless earlier redeemed. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, merge, consolidate or sell, transfer or lease assets and create liens on assets. The Indenture also provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically will become due and payable. Prior to June 19, 2035 (three months prior to the maturity date), the Notes may be redeemed at the Issuer’s option in whole at any time or in part from time to time at the make-whole redemption price set forth in the Notes plus any accrued and unpaid interest to, but excluding, the date of redemption. The Notes may be redeemed at the Issuer’s option in whole at any time or in part from time to time on or after June 19, 2035 (three months prior to the maturity date) at a redemption price equal to their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

The preceding is a summary of the terms of the Indenture and the Notes, and is qualified in its entirety by reference to the Base Indenture attached hereto as Exhibit 4.1, the First Supplemental Indenture attached hereto as Exhibit 4.2, and the form of the Notes attached hereto as Exhibit 4.3, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 8.01	Other Events.

On September 16, 2025, the Issuer and the Guarantors entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Issuer, the Guarantors and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC as the representatives of the several Underwriters listed in Schedule I thereto.

Copies of the opinions of Simpson Thacher & Bartlett LLP and Gowling WLG (Canada) LLP, counsel to the Issuer and the Guarantors, relating to the legality of the Notes and the Guarantees are filed as Exhibits 5.1 and 5.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated September 16, 2025 among The Carlyle Group Inc., the Guarantors party thereto and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC as the representatives of the several underwriters named therein.

4.1	Base Indenture dated as of September 19, 2025 among The Carlyle Group Inc., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture dated as of September 19, 2025 among The Carlyle Group Inc., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 5.050% Senior Note due 2035 (included in Exhibit 4.2 hereto).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Gowling WLG (Canada) LLP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP INC.

Date: September 19, 2025	By:	/s/ John C. Redett
	Name:	John C. Redett
	Title:	Chief Financial Officer